UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                      8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): May 26, 1999




                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)


         FLORIDA                     0-20356                     65-0158479
(State of other jurisdiction   (Commission file no.)          (IRS Employer ID
     of incorporation)                                            Number)

        1903 S. CONGRESS AVENUE, SUITE 400, BOYNTON BEACH, FLORIDA 33426
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 561-737-2227
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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

                  Inapplicable

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  Inapplicable

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

                  Inapplicable

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Ernst and Young, LLP has been engaged, on June 1, 1999, as the
            Company's independent certified public accountants.

                  Grant Thornton, LLP ("Grant Thornton") has declined to stand for reelection as the Company's, (a Florida corporation), independent certified public accountants effective May 20, 1999.

                  The decision to change accountants was approved by the
            Company's Board of Directors.

                  Grant Thornton's report on the financial statements, for each of the last two years, contained no adverse opinion, disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                  There were no disagreements and no reportable events between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures in connection with the audits of the fiscal years ended December 31, 1998 and 1997 and for the interim through the date of resignation, May 20, 1999.

ITEM 5.           OTHER EVENTS

                  Inapplicable

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS

                  Inapplicable

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  Letters provided by former accountants.

ITEM 8.           CHANGE IN FISCAL YEAR

                  Inapplicable

   EXHIBIT NO.                                                          PAGE
   -----------                                                          ----
     1.1         Letter dated June 24, 1999 of Grant Thornton, LLP        4

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Medical Industries of America, Inc.


                              By: /s/ ARTHUR P. KOBRIN
                                 Arthur P. Kobrin, Senior Vice President &
                                 Chief Financial Officer
                                 (Principal Accounting Officer & Duly
                                 authorized Officer of the Registrant)



                             By: /s/ PAUL C. PERSHES
                                 Paul C. Pershes, President & Director
                                 (Duly Authorized Director & Officer of the
                                   Registrant)

Dated:      June 24, 1999